RENT-WAY REPORTS FISCAL 2006 THIRD QUARTER FINANCIAL RESULTS

Third Quarter Rental Business Revenues up 5.9%; Same Store Revenues Up 4.1%

ERIE, Pa., August 3/PRNewswire-First Call/-Rent-Way, Inc. (NYSE: RWY) today reported financial results for the three and nine months ended June 30, 2006.

For the third quarter, the Company reported revenues of $135.4 million versus $128.3 million in the same quarter last year. Revenues from the Company’s core rental business (which excludes the Company’s dPi Teleconnect unit) were $131.5 million versus $124.2 million in the same quarter last year, an increase of 5.9%. Same store rental business revenue increased 4.1% versus last year’s quarter. Operating income in the quarter was $12.1 million, compared to $12.3 million in the same period last year. Net income was $2.7 million, compared to a $1.2 million net loss in the third quarter last year. Net income allocable to common shareholders was $2.1 million or $0.08 per diluted share versus a $1.8 million net loss last year or $(0.07) per diluted share. Net income for the quarter gives effect to a non-cash $0.3 million FAS 133 charge related to the conversion feature of the Company’s preferred stock. The Company had a $5.0 million FAS 133 charge in last year’s quarter.

William Short, Rent-Way’s President, commented, “Our customers appear to be adapting to higher commodity prices and we continue to see business returning to more normalized levels. Our same-store revenue comparisons were solid in the quarter and within the range we predicted.” Mr. Short continued, “During the quarter we opened 1 new store, sold 9 stores, and acquired the rental agreements of another 6 which were merged into existing RentWay locations. This brings our total new store count to 8 this fiscal year.”

The Company ended the quarter with $45.0 million outstanding on its bank revolver. The Company reported EBITDA for the quarter of $16.1 million versus $16.2 million in the same quarter last year. EBITDA as defined by the Company is operating income plus depreciation of property and equipment and amortization of intangibles. The Company believes EBITDA provides investors useful information regarding its ability to service its debt and generate cash for other purposes, including for capital expenditures and working capital. The Company reported net cash used in operations for the quarter of $6.8 million versus $8.3 million in the same quarter last year.

Reconciliations of the non-GAAP measures mentioned above to the nearest comparable GAAP measures are presented in the chart of supplemental information accompanying this release.

About Rent-Way

Rent-Way is one of the nation’s largest operators of rental-purchase stores. Rent-Way rents quality name brand merchandise such as electronics, computers, furniture and appliances from 784 stores in 34 states.

Safe-Harbor Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements contain the words “projects,” “anticipates,” “believes,” “expects,” “intends,” “will,” “may” and similar words and expressions. Each such statement is subject to uncertainties, risks and other factors that could cause actual results or performance to differ materially from the results or performance expressed in or implied by such statements. The forward-looking statements in this news release that contain projections of the company’s expected financial performance and other projections regarding future performance are inherently subject to change given the nature of projections and the company’s actual performance may be better or worse than projected. Uncertainties, risks and other factors that may cause actual results or performance to differ materially from any results or performance expressed or implied by forward-looking statements in this news release include: (1) the company’s ability to control its operating expenses and to realize operating efficiencies, (2) the company’s ability to develop, implement and maintain adequate and reliable internal accounting systems and controls, (3) the company’s ability to retain existing senior management and to attract additional management employees, (4) general economic and business conditions, including demand for the company’s products and services, (5) general conditions relating to the rental-purchase industry, including the impact of state and federal laws regulating or otherwise affecting the rental-purchase transaction, (6) competition in the rental-purchase industry, including competition with traditional retailers, (7) the company’s ability to make principal and interest payments on its high level of outstanding debt, and (8) the company’s ability to open new stores and cause those new stores to operate profitably. A discussion of other risk factors that may cause actual results to differ from the results expressed in or implied by these forward-looking statements can be found in the company’s filing with the SEC. The company disclaims any duty to provide updates to the forward-looking statements made in this news release.

_________________

                                  RENT-WAY, INC.
                           SELECTED BALANCE SHEET DATA
                            (all dollars in thousands)

                                           June 30, 2006        September 30, 2005
                                ---------------------------------------------------
                                             (unaudited)

Cash and cash equivalents                   $      7,145              $      6,439
Prepaid expenses                                   5,967                     7,962
Rental merchandise, net                          224,929                   194,178
Total Assets                                     494,036                   460,485

Accounts payable                                  22,651                    23,744
Debt                                             247,629                   221,313
Total Liabilities                                353,335                   324,322
Shareholders' Equity                             123,668                   118,234

                                                                           RENT-WAY, INC.
                                                                CONSOLIDATED STATEMENTS OF OPERATIONS
                                                          (all dollars in thousands except per share data)

                                                                                  For the three months ended                      For the nine months ended
                                                                                           June 30,                                        June 30,
                                                                                       2006                   2005                     2006                 2005
                                                                       -----------------------------------------------------------------------------------------------
                                                                              (unaudited)             (unaudited)             (unaudited)           (unaudited)
Revenues:
   Rental revenue                                                            $ 113,701     84.0%      $ 108,455    84.5%      $340,499    83.9%     $328,596    84.1%
   Prepaid phone service revenue                                                 4,124      3.0%          4,313     3.4%        12,289     3.0%       13,617     3.5%
   Other revenues                                                               17,543     13.0%         15,529    12.1%        52,821    13.0%       48,579    12.4%
                                                                       -----------------------------------------------------------------------------------------------
Total Revenues                                                                 135,368    100.0%        128,297   100.0%       405,609   100.0%      390,792   100.0%
Costs and operating expenses:
   Depreciation and amortization:
      Rental merchandise                                                        35,881     26.5%         31,949    24.9%       108,474    26.7%      100,471    25.7%
      Property and equipment                                                     3,783      2.8%          3,732     2.9%        11,009     2.7%       12,145     3.1%
      Amortization of intangibles                                                  205      0.2%            195     0.2%           586     0.1%          251     0.1%
   Cost of prepaid phone service                                                 2,464      1.8%          2,684     2.1%         7,733     1.9%        8,460     2.2%
   Salaries and wages                                                           36,245     26.8%         35,580    27.7%       109,831    27.1%      105,164    26.9%
   Advertising, net                                                              4,715      3.5%          5,438     4.2%        15,824     3.9%       15,524     4.0%
   Occupancy                                                                    10,324      7.6%          9,526     7.4%        30,454     7.5%       27,874     7.1%
   Other operating expenses                                                     29,665     21.9%         26,886    21.0%        91,039    22.4%       83,133    21.3%
                                                                       -----------------------------------------------------------------------------------------------
         Total costs and operating expenses                                    123,282     91.1%        115,990    90.4%       374,950    92.4%      353,022    90.3%
         Operating income                                                       12,086      8.9%         12,307     9.6%        30,659     7.6%       37,770     9.7%
Other income (expense):
Interest expense                                                                (7,403)    -5.5%         (7,304)   -5.7%       (21,711)   -5.4%      (21,662)   -5.5%
Interest income                                                                     21      0.0%              9     0.0%            64     0.0%           22     0.0%
Amortization of deferred financing costs                                          (333)    -0.2%           (289)   -0.2%          (982)   -0.2%        (854)    -0.2%
Other income (expense), net                                                       (257)    -0.2%         (4,362)   -3.4%         2,012     0.5%      (4,601)    -1.2%
                                                                       -----------------------------------------------------------------------------------------------
      Income before income taxes and discontinued operations                     4,114      3.0%            361     0.3%        10,042     2.5%       10,675     2.7%

Income tax expense                                                               1,351      1.0%          1,395     1.1%         4,436     1.1%        4,185     1.1%
                                                                       -----------------------------------------------------------------------------------------------

Income (loss) before discontinued operations                                     2,763      2.0%         (1,034)   -0.8%         5,606     1.4%        6,490     1.7%

Loss from discontinued operations                                                  (27)     0.0%           (181)   -0.1%          (120)    0.0%         (361)   -0.1%
                                                                       -----------------------------------------------------------------------------------------------

Net income (loss)                                                             $  2,736      2.0%      $  (1,215)   -0.9%       $ 5,486     1.4%      $ 6,129     1.6%
                                                                       ===============================================================================================

Dividend and accretion of preferred stock                                         (605)    -0.4%           (549)   -0.4%        (1,769)   -0.4%       (1,619)   -0.4%
                                                                       -----------------------------------------------------------------------------------------------

Net income (loss) allocable to common shareholders                            $  2,131      1.6%      $  (1,764)   -1.4%       $ 3,717     0.9%      $ 4,510     1.2%
                                                                       ===============================================================================================

Earnings (loss) per common share:
    Basic earnings (loss) per common share
        Income before discontinued operations                                 $   0.10                $  (0.04)                 $ 0.21                $ 0.24
                                                                       ================         ================         ==============        ==============
        Net income (loss) allocable to common shareholders                    $   0.08                $  (0.07)                 $ 0.14                $ 0.17
                                                                       ================         ================         ==============        ==============
    Diluted earnings (loss) per common share
        Income before discontinued operations                                 $   0.10                $  (0.04)                 $ 0.14                $ 0.24
                                                                       ================         ================         ==============        ==============
        Net income (loss) allocable to common shareholders                    $   0.08                $  (0.07)                 $ 0.13                $ 0.17
                                                                       ================         ================         ==============        ==============
Weighted average common shares outstanding:
    Basic                                                                       26,398                   26,250                 26,388                26,246
                                                                       ================         ================         ==============        ==============
    Diluted                                                                     26,667                   26,250                 29,856                26,778
                                                                       ================         ================         ==============        ==============

Calculation of EBITDA and Reconciliation of Net Cash Used in Operations to EBITDA
For the Three and Nine Months Ended June 30, 2006 and 2005
(all dollars in thousands)

                                                                            Three Months Ended             Nine Months Ended
                                                                         06/30/06       06/30/05       06/30/06       06/30/05
                                                                        (unaudited)   (unaudited)     (unaudited)    (unaudited)

Calculation of EBITDA

Operating income                                                            $  12,086      $ 12,307       $  30,659       $ 37,770
Depreciation - property and equipment                                           3,783         3,732          11,009         12,145
Amortization of intangibles                                                       205           195             586            251
                                                                      -------------------------------------------------------------

EBITDA                                                                      $  16,074      $ 16,234       $  42,254       $ 50,166
                                                                      =============================================================

Reconciliation of Net Cash Used in Operations to EBITDA

                                                                            Three Months Ended             Nine Months Ended
                                                                         06/30/06       06/30/05       06/30/06       06/30/05
                                                                        (unaudited)   (unaudited)     (unaudited)    (unaudited)

Net cash used in operating activities                                       $  (6,826)     $ (8,281)      $ (10,626)     $ (12,992)
Net cash used in discontinued operations                                           27           181             120            361
Adjustments to reconcile net income (loss) to net cash used in
operating activities                                                          (42,618)      (41,610)       (125,379)      (122,047)
Changes in assets and liabilities                                              52,153        48,495         141,371        140,807
Depreciation - property and equipment                                           3,783         3,732          11,009         12,145
Amortization of intangibles                                                       205           195             586            251
Interest expense                                                                7,403         7,304          21,711         21,662
Interest income                                                                   (21)           (9)            (64)           (22)
Amortization of deferred financing costs                                          333           289             982            854
Other income                                                                      257         4,362         (2,012)          4,601
Income taxes                                                                    1,351         1,395           4,436          4,185
Loss from discontinued operations                                                  27           181             120            361
                                                                      -------------------------------------------------------------
EBITDA                                                                      $  16,074      $ 16,234       $  42,254       $ 50,166
                                                                      =============================================================